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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-32741 of Safeway Inc., which also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-51552 of Safeway Inc. on Form S-3, of our report dated February 18, 1997 on the consolidated financial statements of Safeway Inc. as of December 28, 1996 and December 30, 1995 and for each of the three years in the period ended December 28, 1996, and to the references to us under the heading "Experts" in the Prospectuses, which are part of these Registration Statements.


/s/  DELOITTE & TOUCHE LLP
San Francisco, California

August 20, 1997